                                                                      Exhibit 11
                                                                          1 of 2

                  BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                   Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)

                                                      Three months ended September 30,
                                                      ---------------------------------
                                                          1996                 1995
                                                      ------------         ------------
Net income.........................................   $      483.3         $      604.8
                                                      ============         ============

Earnings Per Common Share
-------------------------
Weighted average shares outstanding................    437,772,334          436,752,818
Incremental shares from assumed exercise of stock
  options and payment of performance share awards..      1,341,229            1,737,633
                                                      ------------         ------------
Total shares.......................................    439,113,563          438,490,451
                                                      ============         ============

Net income.........................................   $       1.10         $       1.38
                                                      ============         ============

Fully Diluted Earnings Per Common Share*
----------------------------------------
Weighted average shares outstanding................    437,772,334          436,752,818
Incremental shares from assumed exercise of stock
  options and payment of performance share awards..      1,439,359            2,154,589
                                                      ------------         ------------
Total shares.......................................    439,211,693          438,907,407
                                                      ============         ============

Net income.........................................   $       1.10         $       1.38
                                                      ============         ============


* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.

                                                                      Exhibit 11
                                                                          2 of 2

                  BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                   Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)


                                                       Nine months ended September 30,
                                                       --------------------------------
                                                           1996                1995
                                                       ------------        ------------
Net income...........................................  $    1,448.1        $    1,466.4
                                                       ============        ============

Earnings Per Common Share
-------------------------
Weighted average shares outstanding..................   437,740,468         436,549,985
Incremental shares from assumed exercise of stock
  options and payment of performance share awards....     1,887,016           1,318,864
                                                       ------------        ------------
Total shares.........................................   439,627,484         437,868,849
                                                       ============        ============

Net income...........................................  $       3.29        $       3.35
                                                       ============        ============

Fully Diluted Earnings Per Common Share*
----------------------------------------
Weighted average shares outstanding..................   437,740,468         436,549,985
Incremental shares from assumed exercise of stock
  options and payment of performance share awards....     1,954,724           1,517,211
                                                       ------------        ------------
Total shares.........................................   439,695,192         438,067,196
                                                       ============        ============

Net income...........................................  $       3.29        $       3.35
                                                       ============        ============


* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.